Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements on Form S-3 (File No. 33-85896) and Form S-8 (File No. 33-78592 and No. 333-69913), of D&E Communications, Inc. of our reports dated February 26, 1999, on our audits of the consolidated financial statements of D&E Communications, Inc. and the financial statements of D&E/Omnipoint Wireless Joint Venture, L.P. included in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
March 24, 1999